SCHEDULE 14A INFORMATION

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Salient Private Access Institutional Fund, L.P.

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Salient Private Access Fund Proxy Overview December 2020

Disclaimer

This confidential presentation (this “Presentation”) is furnished on a confidential basis to a limited number of sophisticated prospective investors for the purpose of providing certain information about an anticipated acquisition by Cypress Creek Partners, LLC and its affiliates (“CCP” or “Cypress Creek”). This Presentation is provided for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to purchase interests in CCP or any other product or potential product managed by CCP (a “Fund” and the interests therein, “Interests”). Any such offer or solicitation will only be made pursuant to a final confidential offering memorandum or similar document, as amended from time to time (an “OM”), which qualifies in its entirety the information set forth herein and which should be read carefully prior to an investment in CCP or a Fund for a description of the merits and risks of an investment. Any decision to invest should be made after reviewing the OM, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the Fund. In addition, investors should inform themselves as to the legal requirements and tax consequences within the countries of their citizenship, residence, domicile and place of business with respect to acquisition, holding or disposal of Interests and any foreign exchange restrictions that may be relevant thereto.

The Interests have not been recommended, approved or disapproved by the U.S. Securities and Exchange Commission (the “SEC”), any securities administrator under any securities laws of any U.S. or non-U.S. jurisdiction, or any other U.S. or non-U.S. governmental or self-regulatory organization. Any representation to the contrary is unlawful. Unless otherwise noted, information in this Presentation is presented as of the date of this presentation and does not reflect any facts, events or circumstances that may have arisen after that date, is subject to discussion, completion and amendment and does not contain all information necessary to fully evaluate any transaction or investment. CCP and its affiliates have no obligation to update this document (including forward-looking statements herein) or correct inaccuracies or omissions in it. Statements contained herein that are attributable to any of the CCP Partners are not made in any person’s individual capacity, but rather on behalf of CCP. Team members’ experience referred to herein occurred in the members’ capacities as employees of other institutions, and references herein to the “CCP Partners,” “Partners” or the “Team” refer to the aggregation of such prior individual experiences, and unless otherwise noted not of such individuals working together as a group.

This Presentation is an outline of matters for discussion only, and no representations or warranties are given or implied. None of CCP, its affiliates or predecessor firms, or any Fund makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein and nothing contained herein should be relied upon as a promise or representation as to past or future performance of the Fund or any other entity. All statements and representations regarding CCP’s role with respect to the SPA and PMF Funds in this presentation are made contingent upon the closing of the transactions described herein. An investment in CCP or a Fund is speculative and entails a high degree of risk. No assurance can be given that investment objective will be achieved or that investors will receive a return of their capital. An investor may lose all or a substantial amount of its investment. Past, projected or targeted performance is no guarantee of future results. Inherent in any investment is the potential for loss. There can be no assurance that a Fund will achieve results comparable to the prior performance, or that the Fund will be able to implement its strategy or achieve its investment objectives and/or targeted returns. While the valuations of unrealized investments are based on assumptions that CCP believes are reasonable under the circumstances, the actual realized returns will depend on, among other factors, future operating results, the value of assets and market or economic conditions at the time of disposition, any related transaction costs and the timing and manner of sale of portfolio investments, all of which may differ materially from the projected returns indicated herein. There can be no assurance that valuations used with respect to the prior investments reflect the value obtainable in a disposition of such investments under current market conditions. Prospective investors are encouraged to contact CCP to discuss the procedures and methodologies used to calculate the investment returns and other information provided herein.

As used throughout this Presentation, and unless otherwise indicated, “gross IRR” means an aggregate, annual, compound, gross internal rate of return on investments. “Net IRRs” are calculated taking into account all management fees, “carried interest,” transaction costs, and other expenses (other than taxes borne or to be borne by investors). Because some investors may have different fee arrangements and depending on the timing of a specific investment, net performance for an individual investor may vary from the net performance as stated herein. Targeted returns are not a guarantee or prediction of actual investment results, and there can be no assurance that any target rate of return will be achieved. Target returns represent an aggregate, compound, gross internal rate of return, gross multiple, or other specified metric, on investments that a Fund may be expected to pursue. Such target is not a requirement for any particular portfolio investment, but rather describes the portfolio-wide return objectives that will generally inform decision making for the Fund at the time investments are made.

This Presentation contains statements of opinion and belief. All views expressed and all statements relating to expectations regarding future events or the possible future performance of the Fund or investments represent CCP’s own assessment and interpretation of information available to it as of the date of this Presentation. Such statements involve known and unknown risks, uncertainties and other factors, and undue reliance should not be placed thereon. Such statements represent solely the opinion or belief of CCP and are not expressed herein as the opinion or belief of any other entity or of members of the CCP team in any of their individual capacities. No representation is made or assurance given that such statements or views are correct. Opinions expressed and other information or statements herein are subject to change without notice. Any discussion of general market activity, industry or sector trends, or other broad-based economic, market, political or regulatory conditions should not be construed as research or investment advice. Certain information contained in this Presentation (including information relating to current and future market conditions and trends in respect thereof) constitutes forward-looking statements, opinions or beliefs, which can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “estimate,” ‘forecast,” “intend,” “continue,” “target,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Due to various risks and uncertainties, actual events or results may differ materially from those reflected or contemplated in such forward-looking statements, opinions or beliefs, and undue reliance should not be placed thereon. As a result, investors should not rely on such forward-looking statements in making their investment decisions. No representation or warranty is made as to future performance or such forward-looking statements. Nothing contained in this Presentation may be relied upon as a guarantee, promise, assurance or a representation as to the future. Without limiting the foregoing, no assurance is given that any businesses and assets can be acquired or disposed of at favorable prices or that the market for such assets (or market conditions generally) will either remain stable or, as applicable, recover or improve.

Certain market, regulatory and other information contained in this Presentation has been obtained from published and non-published sources prepared by other parties, including other third-party sources, which in certain cases have not been updated through the date hereof. While such information is believed to be reliable for the purpose used in this Presentation, none of CCP, a Fund, their affiliates or any of their respective directors, officers, employees, advisors, members, partners, shareholders or affiliates assumes any responsibility for the accuracy or completeness of such information and such information has not been independently verified by such persons.

This Presentation and the information contained herein are confidential and for the use solely of the recipient. Certain information contained in this Presentation, including the values given for investments, is non-public, proprietary and highly confidential. Accordingly, by accepting and using this Presentation, each recipient will be deemed to agree not to disclose any information contained herein except as may be required by law. Except as expressly permitted in writing by CCP, the Presentation must not be photocopied or reproduced in any other electronic or physical form and must not be communicated, disclosed or distributed to any other person in whole or in part. By accepting the Presentation, the recipient agrees that it will, and will cause its representatives and advisors to, use the information contained herein only to evaluate a potential Interest in CCP or a Fund and for no other purpose. Neither this Presentation, nor any other confidential materials in respect of CCP or a Fund and any potential portfolio investment, may be provided to any other person (other than the advisors or affiliates of the recipient, on a strictly confidential basis and solely to assist the recipient in assessing the information provided herein). The recipient must return these materials to CCP upon request.

The following content is intended as a summary of the Proxy Statement filed by Salient Private Access Master Fund, L.P. and its feeder funds on December 7, 2020 (the “Proxy Statement”). Financial Advisors and their clients should refer to the Proxy Statement for complete details. This Presentation and the information contained herein has not been audited, confirmed or validated by Salient Partners, L.P. or any of its affiliates, including, but not limited to, Endowment Advisers, L.P., The Endowment Fund GP, L.P., and The Endowment Fund Management, LLC.

NOT A SOLICITATION – FOR FINANCIAL ADVISOR USE ONLY – NOT FOR FURTHER DISTRIBUTION

Transaction Overview

Cypress Creek1 executed an Equity Purchase Agreement in October 2020 with Salient Partners, L.P. to purchase the Adviser2 to the Salient Private Access Fund2 complex.

Given the change in control of the Adviser, investors in the Funds will be asked to vote on a series of proposals via formal proxy process before this Transaction can be completed.

The SPA Board of Directors unanimously approved all the proposals on November 13, 2020 and recommends that Fund investors vote in favor of each proposal.

SPA Proxy Proposal Highlights

1)	Approval of new Investment Management Agreements
•	The terms of the new IMAs are substantially identical to the terms of the current IMAs, except for regulatory and clarifying changes which do not materially change the substance of the existing agreements and the following:
•	Management Fee: Implementation of tiered management fee structure, which represents an immediate fee reduction post-Transaction close, though in the future there is a potential for the total fees paid to increase as a result of an incentive fee, as discussed below.
•	Incentive Fee: Introduction of a 10% performance-based fee (over a net 6% Hurdle Rate) to be implemented in 2022. Based on the SPA Master Fund’s performance over the last five calendar years, no incentive fee would have been earned.
2)	Approval of Amended and Restated Limited Partnership Agreements
•	Modification to tender offer language to allow greater flexibility
3)	Approval of a new Board of Directors

1:	Cypress Creek, via its affiliate, CCP Operating, LLC, is acquiring 100% of Salient Partners, L.P.’s interests in Endowment Advisers, L.P. (the “Adviser”), The Endowment Fund GP, L.P., and The Endowment Fund Management, LLC (the “Transaction”)
2:	Endowment Advisers, L.P. is the Adviser to the “Salient Private Access Fund” complex comprised of the Salient Private Access Master Fund, L.P. and all its feeder vehicles, including the Salient Private Access Registered Fund, L,.P., the Salient Private Access TEI Fund, L.P., the Salient Private Access Institutional Fund, L.P., the Salient Private Access (Domestic) Fund, L.P., the Salient Private Access (Domestic QP) Fund, L.P., and the Salient Private Access International Fund, Ltd. (collectively, “SPA”, the “SPA Funds” or the “Funds”).

NOT A SOLICITATION – FOR FINANCIAL ADVISOR USE ONLY – NOT FOR FURTHER DISTRIBUTION

CCP | 3

Cypress Creek Overview

Cypress Creek Partners, headquartered in Austin, Texas, is a next generation private markets investment platform seeking to provide its investors with superior cross-cycle, risk-adjusted returns. Cypress Creek represents a high- caliber spin-out team from The University of Texas/Texas A&M Investment Management Company (“UTIMCO”), a $50 billion endowment, where the founding partners successfully invested over $5 billion across private equity and real asset strategies. With strong financial backing from prominent institutional investors, the Cypress Creek team continues to evolve the ‘endowment model’ by implementing the liquidity-minded, partner-centric approach they refined at UTIMCO, focusing on underserved portions of the global private markets.

William P. Prather III, CFA, CPA Founding Partner & Chief Investment Officer
•	15+ years of investment experience across global private and public markets with over $4 billion invested
•	Former: Head of Infrastructure and Natural Resources at UTIMCO
•	Former: BlackRock, Lehman Brothers
•	BBA and MPA – McCombs School of Business, University of Texas

Benjamin J. Murray, CFA, CIPM Chief Operating Officer
•	10+ years of investment operations experience across asset classes
•	Former: Director of Operational Due Diligence (“ODD”) at UTIMCO
•	Former: William Blair, Aurora, and Man Group
•	BA and MBA – University of Missouri, Columbia

Richard A. Rincon Founding Partner
•	15+ years of investment experience across global private markets with over $2 billion invested
•	Former: Senior Director of Private Equity at UTIMCO
•	Former: HCP & Company, ABN Amro Bank
•	BA – University of Michigan; MBA – Northwestern University

Identified – 1H 2021 Start, CAIA Chief Administrative Officer
•	10+ years of alternative investment distribution experience
•	Former roles in distribution management, national accounts, investor relations, client services, external wholesaling and marketing
•	BBA – University of Kentucky

NOT A SOLICITATION – FOR FINANCIAL ADVISOR USE ONLY – NOT FOR FURTHER DISTRIBUTION

CCP | 4

Post-Transaction Merits

Cypress Creek is the natural buyer of the Adviser and future stewards of investor capital:

•	Experienced, cohesive team with a robust track record as both allocators (‘LP’) and direct investors (‘GP’)
•	Endowment model and private markets specialists – sole go-forward focus
•	Strong financial resources provide organizational stability and ability to scale
•	Firm commitment to ongoing operational and service excellence, including a 12-month transition services agreement with Salient

Liquidity

Initiative	Description
Small Account Redemptions[1]	Redemption of small accounts (those below a $50,000 balance) – Targeted 1H21 (phased approach)
Secondary Offering[2]	Facilitate secondary offering of up to $50 million – Targeted 2Q21
Primary Offering[3]	Primary capital raise with a target of $25 million – Targeted 4Q21 (ongoing thereafter)
Enhanced Yield[3]	May recommend to the Board a transition period of up to three years with limited liquidity as the portfolio is repositioned to allow for more regular distributions going forward among other liquidity initiatives

Cost Efficiency3

Operating Expenses	Operational enhancements identified to potentially improve the Funds’ expense ratios
Fees	Enhanced investor alignment with a more optimal fee structure, i.e. immediate management fee reduction post-Transaction close and implementation of performance-based incentive fee

1:	Based on and subject to SPA liquidity projections, Board approval and regulatory considerations.
2:	Subject to necessary SPA investor and Board approvals, in addition to final due diligence and price discovery. Secondary transaction could be downsized or upsized based on demand/supply dynamics.
3:	There can be no certainty that Cypress Creek will be successful in its capital raising efforts, repositioning the portfolio, executing its operational enhancements and achieving organic liquidity targets post-transition period.

NOT A SOLICITATION – FOR FINANCIAL ADVISOR USE ONLY – NOT FOR FURTHER DISTRIBUTION

CCP | 5

Proxy Solicitation

The Adviser has partnered with Okapi Partners LLC (“Okapi”) to manage the proxy solicitation process.

Partners in the SPA Funds will receive the following proxy related materials in the mail:

•	Client Cover Letter
•	Notice of a Meeting of the Limited Partners
•	Proxy Statement
•	Voting Card (with prepaid postage on return envelope)

Please ask your clients to vote as soon as possible.

Okapi will solicit votes from Partners by various mediums, including mail, phone and/or email and will continue to contact Partners until the necessary vote is attained.

How to Vote

Internet	Telephone	Mail
www.okapivote.com/SPA	(877) 274-8654	Complete and return Voting Card

For internet voting, investors will need to use the unique 16 digit control number from their Voting Card (included with mailed proxy materials).

Key Dates

Filing Date	Record Date	Meeting Date
12/7/2020	11/30/2020	1/21/2021

Contact Information

SPAFund@okapipartners.com| (877) 274-8654

NOT A SOLICITATION – FOR FINANCIAL ADVISOR USE ONLY – NOT FOR FURTHER DISTRIBUTION

CCP | 6

To:	Salient Private Access Fund Investors
Date:	December 14, 2020
Subject:	Proxy Statement Overview

Please be advised that in October 2020, Salient Partners, L.P. executed an Equity Purchase Agreement with CCP Operating, LLC (“Cypress Creek”), to sell 100% of its interests in Endowment Advisers, L.P. (the “Adviser”) to Cypress Creek. Given the change of control of the Adviser, Partners in the Funds1 will be asked to vote on three proposals via formal proxy process before this Transaction2 can be completed. The Board of Directors of each of the Funds unanimously approved all the proposals on November 13, 2020 and recommends that Fund investors vote in favor of each proposal.

Enclosed, you will find materials to facilitate this proxy process, specifically a Notice of a Meeting of the Limited Partners (scheduled for January 21, 2021), a Proxy Statement, and a Voting Card (with prepaid postage on the return envelope).

The Adviser has contracted with Okapi Partners LLC (“Okapi”) to manage the proxy solicitation process. Please vote your proxy as soon as possible. Partners may vote their proxy with Okapi using any of the following methods:

1.	Internet: www.okapivote.com/SPA
a.	Partners will need the unique 16 digit control number from the enclosed Voting Card
2.	Telephone: (877) 274-8654
a.	Okapi will verify Partners by confirming Client Name and Current Address. No control number is necessary.
3.	Complete and mail Voting Card

Okapi will solicit votes from Partners who do not respond following receipt of this communication by various methods, including mail, phone and/or email and will continue to contact Partners until the necessary vote is attained.

A summary of the proxy proposals is highlighted below. Please read the enclosed Proxy Statement in its entirety for full details on each proposal.

•	Proposal 1: Approval of new Investment Management Agreements (“IMAs”)
o	The terms of the new IMAs are substantially identical to the terms of the current IMAs, except for the following:
▪	Management Fee: Implementation of a tiered management fee structure, which is expected to result in an immediate management fee reduction post-Transaction close, though in the future there is a potential for the total fees paid to increase as a result of an incentive fee, as discussed below.

[1]	Salient Private Access Registered Fund, L.P., Salient Private Access TEI Fund, L.P., Salient Private Access Institutional Fund, L.P., Salient Private Access Domestic Fund, L.P., Salient Private Access Domestic QP Fund, L.P., or Salient Private Access International Fund, Ltd., (collectively the “Funds”)
[2]	Cypress Creek, via its affiliate, CCP Operating, LLC, is acquiring 100% of Salient Partners, L.P.’s interests in Endowment Advisers, L.P. (the “Adviser”), The Endowment Fund GP, L.P., and The Endowment Fund Management, LLC (the “Transaction”)

▪	Incentive Fee: Introduction of a 10% performance-based fee (over a net 6% Hurdle Rate) to be implemented in 2022. Based on the SPA Master Fund’s performance over the last five calendar years, no incentive fee would have been earned.
▪	Clarifying changes intended to address regulatory provisions applicable to the Adviser, which do not materially change the substance of the agreements.
•	Proposal 2: Approval of Amended and Restated Limited Partnership Agreements
o	Modification to tender offer language to allow greater flexibility
•	Proposal 3: Approval of a new Board of Directors

Upon the closing of the Transaction, Cypress Creek has stated that it intends to recommend or implement certain efforts to improve the liquidity of the Funds’ Partners via improved portfolio construction efforts, as well as through several possible additional post-closing actions, including:

•	Mandatory redemption of small accounts (those below a $50 thousand account balance);
•	Secondary capital raise from third parties to purchase up to $50 million of existing Partners interests at a to-be-determined price; and a
•	Primary capital raise with a target of $25 million.

Following completion of the above planned strategic initiatives and depending on the liquidity of the SPA Funds, Cypress Creek has stated that it may recommend a transition period of up to three years during which it would recommend to the Board limited Fund distributions.

There can be no certainty, however, that Cypress Creek will successfully accomplish these potential liquidity efforts.

If you have any questions regarding this Transaction, please contact Okapi at (877) 274-8654 or SPAFund@okapipartners.com.

Regards,

Endowment Advisers, L.P.

NOT A SOLICITATION – FOR FINANCIAL ADVISOR USE ONLY – NOT FOR FURTHER DISTRIBUTION

Subject: Important Proxy Notice Regarding the Salient Private Access Fund

Please be advised that Salient Partners, L.P. executed an Equity Purchase Agreement with CCP Operating, LLC (“Cypress Creek”), to sell 100% of its interests in Endowment Advisers, L.P. (the “Adviser”), the Adviser to the Salient Private Access Funds1. Given the change of control of the Adviser, Partners in the Funds1 will be asked to vote on three proposals via formal proxy process before this Transaction2 can be completed. The Board of Directors unanimously approved the proposals and recommends that shareholders vote in favor of each proposal.

For more details related to the Proxy Statement proposals and anticipated post-Transaction benefits to Partners, please access the Salient Private Access Fund Proxy Overview [Link to FA Only Presentation].

Clients invested in the Salient Private Access Funds will receive the following proxy related materials in the mail in the coming days:

1)	Client Cover Letter [Link to Client Cover Letter]
2)	Notice of a Meeting of the Limited Partners (scheduled for January 21, 2021)
3)	Proxy Statement [Link to the Proxy Statement for the SPA Registered Fund][3]
4)	Voting Card (with prepaid postage on return envelope)

The Adviser has contracted with Okapi Partners LLC (“Okapi”) to manage the proxy solicitation process. Please ask your clients to vote as soon as possible. Partners may vote their proxy with Okapi using any of the following methods:

1.	Internet: www.okapivote.com/SPA
a.	Partners will need the unique 16 digit control number from the enclosed Voting Card
2.	Telephone: (877) 274-8654
a.	Okapi will verify Partners by confirming Client Name and Current Address. No control number is necessary.
3.	Complete and mail Voting Card

Okapi may solicit votes from Partners by various methods, including mail, phone and/or email and will continue to contact Partners until the necessary vote is attained.

Additionally, please be advised that we will be hosting an FA Only Conference Call [Link to Call Invite] to discuss the details of this Transaction on Wednesday, January 6, 2021 at 11:00AM ET.

Dial-In: It is recommended that you call in at least 15 minutes in advance of the call.

Toll-Free: 800.768.3591

Local: +1 212.231.2928

Replay: Replay will be available for 30 days following the call.

Replay Dial-in:

Toll-Free: 800.633.8284

Local: +1 402.977.9140

Enter Reservation #: 21987923

If you have any questions regarding this Transaction, please contact Okapi at (877) 274-8654 or SPAFund@okapipartners.com.

Regards,

Endowment Advisers, L.P.

NOT A SOLICITATION – FOR FINANCIAL ADVISOR USE ONLY – NOT FOR FURTHER DISTRIBUTION

This email is provided solely for informational purposes and is exclusively intended for the recipient. No other use or distribution of this email is authorized. Neither this email nor the information contained therein constitutes an offer to sell or a solicitation of any offer to buy any securities. Any offering or solicitation will be made to eligible investors and pursuant to the applicable PPM and other governing document.

[1]	Salient Private Access Registered Fund, L.P., Salient Private Access TEI Fund, L.P., Salient Private Access Institutional Fund, L.P., Salient Private Access Domestic Fund, L.P., Salient Private Access Domestic QP Fund, L.P., or Salient Private Access International Fund, Ltd., (collectively the “Funds”)
[2]	Cypress Creek, via its affiliate, CCP Operating, LLC, is acquiring 100% of Salient Partners, L.P.’s interests in Endowment Advisers, L.P. (the “Adviser”), The Endowment Fund GP, L.P., and The Endowment Fund Management, LLC (the “Transaction”)
[3]	Proxy Statement provided is for the Salient Privates Access Registered Fund, L.P. Partners will receive a Proxy Statement specific to the actual Feeder Fund in which the Partner is invested.

salientpartners.com 800-725-9456

CONFIDENTIALITY NOTICE: This electronic message is intended only for the use of the individual or entity to which it is addressed and may contain information that is privileged, confidential and/or exempt from disclosure under applicable laws. If the reader of this message and/or its accompanying attachment(s) is not the intended recipient, you are hereby notified that any dissemination, distribution, or copying of this communication is strictly prohibited. If you receive this communication in error, please notify us by your e-mail reply feature, delete the original message and all copies thereof from your system, and destroy all hardcopies of the message and its accompanying attachment(s).

Investing involves risk, including possible loss of principal. The value of any financial instruments or markets mentioned herein can fall as well as rise. Past performance does not guarantee future results.

Salient is the trade name for Salient Partners, L.P., which together with its subsidiaries provides asset management and advisory services. This information is being provided solely for educational purposes and is not an offer to sell or solicitation of an offer to buy an interest in any investment fund. Any such offer or solicitation may only be made by means of a confidential private offering memorandum or prospectus relating to a particular fund and only in a manner consistent with federal and applicable state securities laws.

Salient Capital, L.P., Member FINRA, SIPC, is the principal placement agent for Salient Private Access Fund. Endowment Advisers, L.P. serves as the registered investment adviser to Salient Private Access Fund. Salient Private Access Fund; Endowment Advisers, L.P. and Salient Capital, L.P. are under common control.

© 2020 Salient. All rights reserved.

NOT A SOLICITATION – FOR INTERMEDIARY DUE DILIGENCE USE ONLY NOT FOR FURTHER DISTRIBUTION

NOT FOR FURTHER DISTRIBUTION

Intermediary Proxy Communication regarding Salient Private Access Master Fund, L.P.

Investors in the Salient Private Access Registered Fund, L.P., Salient Private Access TEI Fund, L.P., Salient Private Access Institutional Fund, L.P., Salient Private Access Domestic Fund, L.P., Salient Private Access Domestic QP Fund, L.P., or Salient Private Access International Fund, Ltd., (collectively the “SPA Funds”) will receive Notice of a Special Meeting of the Limited Partners (the “Partners”) of the SPA Funds and a Proxy Statement in the coming weeks.

Each of the SPA Funds is holding a vote of its Partners. The Salient Private Access Master Fund, L.P. (the “SPA Master Fund”), in which the SPA Funds directly or indirectly invest substantially all of their assets, is also holding a vote of its Partners, and the SPA Funds are seeking instruction from limited partners regarding how to vote their respective interests in the SPA Master Fund. The purpose of these proxy statements (collectively, the “Proxy Statement”) and proxy solicitation is to seek Partner approval of the below proposals, which were unanimously approved by the Board of Directors of the Salient Private Access Registered Fund, L.P., Salient Private Access TEI Fund, L.P., Salient Private Access Institutional Fund, L.P., and SPA Master Fund on November 13, 2020.

SPA Proxy proposals

In the Proxy Statement, Partners of the SPA Funds will be asked to:

1)	Approve new Investment Management Agreements (“IMAs”) for each SPA Fund and, indirectly, the SPA Master Fund.
a.	New IMAs are required due to a change of control of Endowment Advisers, L.P., the adviser to the SPA Funds and the SPA Master Fund (the “Adviser”). CCP Operating, LLC (“Cypress Creek”) has entered into an agreement with Salient Partners, L.P. (“Salient”) whereby Cypress Creek will acquire from Salient all of the outstanding equity interests of the Adviser, The Endowment Fund G.P., L.P., the general partner to the SPA Funds and the SPA Master Fund, and all of the outstanding membership interests in The Endowment Fund Management, LLC (the “Transaction”).
b.	The terms of the new IMAs are substantially identical to the terms of the current IMAs, except for the following:
i.	Management Fee: Modified from its current fixed 1.0% of net assets to a tiered structure based on net asset levels ranging from 0.5% to 1.0% of total net assets. The tiered fee is expected to result in an immediate fee reduction to investors based on current net assets of the SPA Master Fund, though in the future there is a potential for the total fees paid to increase as a result of an incentive fee, as discussed below.
ii.	Incentive Fee: Implementation of an incentive fee representing 10% of the annual return of the SPA Master Fund in excess of a 6% net return, subject to a high-water mark. Based on the SPA Master Fund’s performance over the last five calendar years, no incentive fee would have been earned. The incentive fee is anticipated to begin accruing on April 1, 2022 with the first potential payment to the Adviser on March 31, 2023.

NOT A SOLICITATION – FOR INTERMEDIARY DUE DILIGENCE USE ONLY NOT FOR FURTHER DISTRIBUTION

NOT FOR FURTHER DISTRIBUTION

iii.	Clarifying changes intended to address regulatory provisions applicable to the Adviser, which do not materially change the substance of the agreements.
2)	Approve the Amended and Restated Agreements of Limited Partnership (each an “LPA”) for the SPA Funds and, indirectly, the SPA Master Fund.
a.	The terms of the new LPAs are substantially identical to the terms of the current LPAs, except for the following:
i.	Tender Offers: Modification allowing for greater flexibility to provide limited partners additional liquidity. The change allows the Funds to offer to repurchase interests in a Fund at a price lower than the Fund’s net asset value (which is currently not permitted in the current LPAs). Partners would be under no obligation to accept any potential repurchase offer at a discount to net asset value but could benefit from the potential additional liquidity in the Funds as a result of this flexibility.
ii.	Reconciling changes to reflect the new fee structure outlined in the new IMAs.
iii.	Clarifying changes intended to address regulatory provisions applicable to the Adviser, which do not materially change the substance of the existing LPAs.
3)	Approve a new Board of Directors for the SPA Funds and, indirectly, the SPA Master Fund.

Liquidity:

Upon the closing of the Transaction, Cypress Creek has stated that it intends to recommend or implement certain efforts to improve the liquidity of the Funds’ Partners via improved portfolio construction efforts, as well as through several possible additional post-closing actions, including:

1)	Mandatory redemption of small accounts (those below a $50 thousand account balance);
2)	Secondary capital raise from third parties to purchase up to $50 million of existing Partners interests at a to-be-determined price; and a
3)	Primary capital raise with a target of $25 million.

Following completion of the above planned strategic initiatives and depending on the liquidity of the SPA Funds, Cypress Creek has stated that it may recommend a transition period of up to three years during which it would recommend to the Board limited Fund distributions. Cypress Creek believes this transition period would enable sufficient time to reposition the Funds’ portfolio for more regular distributions going forward.

There can be no certainty, however, that Cypress Creek will successfully accomplish these potential liquidity efforts.

Quorum:

Except with respect to Salient Private Access International Fund, Ltd., the presence in person or by proxy of Partners holding a majority of the total number of votes eligible to be cast by all Partners as of the Record Date will constitute a quorum at any meeting of Partners (i.e., 50% +1 of Net Capital Balance as of the Record Date).

NOT A SOLICITATION – FOR INTERMEDIARY DUE DILIGENCE USE ONLY NOT FOR FURTHER DISTRIBUTION

NOT FOR FURTHER DISTRIBUTION

For Salient Private Access International Fund, Ltd., the presence in person or by proxy of Partners holding 20% of the total number of votes eligible to be cast by all Partners as of the Record Date will constitute a quorum at any meeting of Partners.

Each Feeder Fund is required to establish a quorum at the Feeder Fund level.

Voting standards:

All Funds except Salient Private Access Domestic Fund, L.P., Salient Private Access Domestic QP Fund, L.P. and Salient Private Access International Fund, Ltd.:

•	Proposal 1: 40 Act Majority - Vote of the lesser of: (i) 67% or more of the Interests present at the meeting, if the holders of more than 50% of the Interests are present or represented by proxy; or (ii) more than 50% of the Interests.
•	Proposal 2: Majority of Shareholders Present - Vote of a majority of Fund Interests present in person or by proxy at the meeting, as long as a quorum is present at the Meeting.
•	Proposal 3: Plurality - Requires the affirmative vote of a plurality of votes cast at the Meeting, as long as a quorum is present at the Meeting. The nominees receiving the highest number of favorable votes cast, even if the nominee does not receive a majority of the votes cast, will be elected.

Salient Private Access Domestic Fund, L.P., Salient Private Access Domestic QP Fund, L.P. and Salient Private Access International Fund, Ltd. also serve as SPA Feeder Funds and will vote on the same proposals, but may have different voting requirements for approving the proposals.

Mirror voting:

After voting at each SPA Fund, each SPA Fund will calculate the proportion of Interests voted “for” each Proposal to those voted “against” (ignoring for purposes of this calculation the Interests for which it receives no voting instructions) and will subsequently vote all of its Interests in the SPA Master Fund for or against the Proposals in the same proportion for the SPA Master Fund items. In effect, votes on the Proposals by the SPA Feeder Fund Partners will constitute an “instruction” to each Feeder Fund to vote its Interests in the SPA Master Fund in the same proportion as voted at the Feeder Fund level on the Proposals at the SPA Master Fund level.

Estimated Definitive Proxy filing date: 12/7/2020

Record Date: 11/30/2020

Meeting Date: 1/21/2021

Proxy solicitation:

The Adviser has contracted with Okapi Partners LLC (“Okapi”) to manage the proxy solicitation process. Partners in the SPA Funds will receive the following information in the mail:

1)	Client Cover Letter
2)	Notice of a Meeting of the Limited Partners
3)	Proxy Statement
4)	Voting Card (with prepaid postage on return envelope)

NOT A SOLICITATION – FOR INTERMEDIARY DUE DILIGENCE USE ONLY NOT FOR FURTHER DISTRIBUTION

NOT FOR FURTHER DISTRIBUTION

Okapi will solicit votes from Partners by various mediums, including mail, phone and/or email.

Partners may vote their proxy with Okapi using any of the following methods:

1)	Internet: www.okapivote.com/SPA
a.	Please note that Partners will need the unique 16 digit control number from the proxy card provided with mailed proxy materials
2)	Telephone: (877) 274-8654
a.	Okapi will verify Partners by confirming Client Name and Current Address. No control number is necessary.
3)	Complete and mail Voting Card (with prepaid postage on return envelope)

Partners may contact Okapi at (877) 274-8654 or SPAFund@okapipartners.com with questions.